SETTLEMENT AGREEMENT AND MUTUAL RELEASE

SETTLEMENT AGREEMENT AND MUTUAL RELEASE (the “Agreement”) is made and entered into as of this 5th day of May 2022, by and between Veritas Consulting Group Inc., a New York corporation, with offices at 30 Wall Street, 8th Floor, New York New York 10005 (“Veritas” or the “Consultant”), and Duesenberg Technologies Inc., with offices at #820-1130 West Pender Street, Vancouver, BC  V6E 4A4 Canada with a Principal Executive Office of No21 Denai Endau 3, Seri Tanjung Pinang Tanjung  Tokong Georgetown 10470 Malaysia (“DUSYF” or the “Company”) (together the “Parties”).

WHEREAS The Consultant is in the business of providing services for management consulting, business advisory, shareholder information and public relations; from the dated original signed agreement dated 6/22/2021. Under the terms of the agreement, the consultant was due restricted shares of stock and outstanding monthly fee that was not paid for the services.

WHEREAS the Parties to this Agreement, to avoid the further expense, delay, and the uncertainties of litigation, desire to buy peace and settle all claims that the Parties have or may have, one against the other, including, but not limited to, those that were raised or could have been raised by any Party to this Agreement.

NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

Payment. Duesenberg Technologies Inc will pay $25,000.00 to Veritas Consulting Group Inc in two installments payment on May 11, 2022 (1st installment - $12,500.00) and June 7, 2022 (2nd and final payment - $12,500.00) with an additional payment in stock of 350,000 shares as compensation for the remaining due amount (the “Settlement”). The shares will be process for issuing by May 10, 2022.

Default Provision: In the event of default of payment of the Settlement when due and payable, or default of any other covenant herein, without notice or grace, Veritas may accelerate all the remaining Settlement installments, and declare the entire unpaid balance of the Principal immediately due and payable. Veritas may proceed to enforce all rights and remedies under law or equity under this agreement, contract or any collateral agreement referenced herein. The late or non-conforming tender of any Settlement installment shall not act to revive, or reinstate, the right to make periodic installments, or to defer payment of the total, and any payments received after the default shall be applied on account of the accrued interest and the balance to Principal and without a waiver of the default herein or the right to collect the accelerated balance.

Veritas Release. In consideration of the Veritas Release (hereinafter defined), DUSYF hereby agrees to completely release and forever discharge Veritas from the effective date of Veritas Release from all future claims, demands, obligations, actions, causes of action, rights, damages, costs, loss of service, expenses and compensation which DUSYF may accrue after the signing of this Settlement Agreement.There shall not be any future claims on any matters between either parties in any way, shape or form whereby all payments made should be final and conclusive in the outstanding settlement to Veritas.

DUSYF Release. In consideration of the DUSYF Release (hereinafter defined), Veritas hereby agrees to completely release and forever discharge DUSYF from the effective date of DUSYF Release from all future claims, demands, obligations, actions, causes of action, rights, damages, costs, loss of service, expenses and compensation which Veritas may accrue after the signing of this Settlement Agreement.There shall not be any future claims on any matters between either parties in any way, shape or form whereby all payments made should be final and conclusive in the outstanding settlement to Veritas unless a new agreement is  signed.

Confidentiality. The Parties agree that the terms of this Agreement will remain completely confidential. The Parties agrees that they will not disclose to any person or entity” except a spouse, legal counsel, tax advisors, or as required by law, the terms of this Agreement The parties may, however, state that they have settled their dispute without disclosing the terms of this agreement.

Non-Disparagement. The Parties agree that they will not communicate disparagingly about the other Party or agent of the either Party but will merely say that “the case is settled.”

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

Non-Assignment of Claims to Third-Party. By execution of this Agreement, each of the Parties hereby covenants and warrants that no claim, right or cause of action that they may now have or have had in the past against each other Party and/or the entities or persons set forth in the preceding release paragraphs, has previously been conveyed, assigned or in any manner transferred, in whole or in part, to any third-party. The Parties expressly represent, covenant, and warrant that they have full authority to release all claims that they may now have or may have had in the past concerning the Lawsuit or claims which may have been brought therein.

Further Assurances. The Parties hereto agree to execute such other documents and take such other actions as may be reasonably necessary to further purposes of this Agreement, including dismissal paperwork.

Governing Law and Venue.  This Agreement and any other documents referred to herein shall be governed by, construed, and enforced in accordance with the laws of the State of New York. Venue shall be Westchester County, New York

Benefit and Burden. This Agreement shall be binding upon and inure to the benefit of, the Parties hereto, and their respective heirs, executors, administrators, representatives, successors, and assigns.

Entire Agreement. All agreements, covenants, representations, and warranties, express or implied oral or written, of the Parties concerning the subject matter of this Agreement are contained herein. No other agreements, covenants, representation, or warranties, express or implied, oral, or written, have been made by any Party to any other Party concerning the subject matter of this Agreement and no Party is relying upon any representation which is not expressly set forth in this Agreement. All prior and contemporaneous conversations, negotiations, representations, covenants, and warranties concerning the subject matter of this Agreement are merged herein. This is an integrated Agreement.

Past Attorneys’ Fees and Costs. Each Party shall bear its or her own attorneys’ fees and costs incurred through the execution of this Agreement.

Agreements and Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the Parties affected thereby. No delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other further exercise of any right, remedy, or power provided herein or in law or in equity.

Voluntary Agreement. The Parties further represent, warrant, and declare that they have carefully read this Agreement, had the opportunity to consult with independent counsel of their own choice, and their signatures below indicate that this Agreement was made freely and voluntarily by each of the Parties.

Severability. If for any reason any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions of this Agreement nevertheless shall be construed, performed, and enforced as if the invalidated or unenforceable provision has not been included in the Agreement.

Drafting. Drafting and negotiation of this Agreement have been participated in by each of the Parties, and for all purposes this Agreement shall be deemed to have been drafted jointly by each of the Parties.

Compromise of Disputed Matters. All Parties agree that this is a complete compromise of matters involving disputed issues of law and fact. All Parties assume the risk that facts or law may be other than they believe. It is understood and agreed to by the Parties that this settlement is a compromise of doubtful and disputed claims, that the consideration and compliance with this Agreement is not to be construed as an admission of liability on the part of the Parties, and that this Agreement is entered into to avoid the expense and uncertainty of litigation.

Counterparts. If this Agreement is executed in counterparts, each of which shall be deemed an original, all counterparts so executed shall constitute one agreement binding upon all the Parties hereto, notwithstanding that all the Parties are not signatory to the same counterpart. In addition, facsimile signatures will be acceptable and otherwise binding and enforceable on all the Parties hereto.

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

Signatures. The Parties hereby acknowledge their agreement to the above terms by their signatures below. The Parties represent and warrant that they have the capacity and that they have read this Agreement, have consulted with counsel, and signed this Agreement on their own behalf. It is expressly understood and agreed that the terms of this Agreement are contractual and not merely recitations and that the agreements herein contain, in any consideration transferred, or to compromise claims, avoid litigation, and buy peace.

Duesenberg Technologies Inc	Veritas Consulting Group Inc

By: /s/ Lim Hun Beng	By: /s/ Heather Koch

Lim Hun Beng (Joe), CEO	Heather Koch, Director